Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Strong Third-Quarter Financial Results and Business Highlights

Revenues for quarter up six-fold, year-to-date up four-fold

DAVIS, Calif. (November 15, 2021) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the third quarter of 2021.

“Our third quarter was a continuation of the exciting momentum Arcadia has generated since the beginning of the year, as we again produced strong financial results that further validate our successful transformation into a consumer products company,” said Matt Plavan, CEO of Arcadia. “The quarter also was marked by a heightened intensity of focus, building on the significant progress we have made in capacity-building, integration and alignment of resources.

“To help ensure the positive trajectory continues, we’ve been persistent – with our expanded bench of CPG talent in place - in honing our focus, further refining our go-to-market strategies for 2022 and identifying ways to accelerate our path forward,” he added.

Q3 and Recent Operating and Business Highlights

•
Arcadia Expands Distribution of Body Care Products. The company significantly expanded its distribution of body care products compared to the prior year third quarter, which bodes well for continued retail growth. We estimate that distribution for our three body care brands expanded by nearly 80% compared to the prior year, primarily driven by the launch of ProVaultTM in Q1 2021.

In addition, a new ProVault site – getprovault.com – went live in October, supported by a digital marketing and advertising campaign. Two remaining product sites are expected to launch by the end of the year, including the rebranded e-commerce sites for Saavy Naturals® (saavynaturals.com) and SoulSpringTM (mysoulspring.com).

•
Arcadia Advances Plans for GoodWheatTM Launch. A full-scale launch of five pasta SKUs supported by a comprehensive, consumer-focused marketing campaign will launch in Q1 of 2022, rather than a soft launch of one SKU in December 2021. As part of this effort, the company has made meaningful progress preparing GoodWheat pasta products for entrée into the consumer retail channel, including developing and testing consumer-preferred packaging.

•
Arcadia Successfully Harvests Hawaiian Hemp Biomass. Arcadia successfully harvested more than 20,000 lbs. of Hawaiian hemp biomass. The company is currently processing the biomass and expects the resulting output to be the largest supply of Hawaiian CBD on the market today. An analysis of options to optimally monetize this asset is currently underway in cooperation with our partner in Archipelago Ventures.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Favorable / (Unfavorable)		2021	2020	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	2,376	314	2,062	657%	4,609	904	3,705	410%
Total operating expenses	11,089	7,895	(3,194)	(40)%	26,331	21,151	(5,180)	(24)%
Loss from operations	(8,713)	(7,581)	(1,132)	(15)%	(21,722)	(20,247)	(1,475)	(7)%
Net loss attributable to common stockholders	(2,175)	(6,391)	4,216	66%	(5,378)	(13,553)	8,175	60%

Revenues

In the third quarter of 2021, revenues were $2.4 million, compared to revenues of $314,000 in the third quarter of 2020, and for the nine months ended September 30, 2021 revenues were $4.6 million, compared to $904,000 in the nine months ended September 30, 2020. The $2.1 million quarter-over-quarter increase was primarily driven by the sales related to the newly acquired portfolio of wellness brands. The $3.7 million year-over-year increase was driven by the aforementioned, in addition to GoodHemp seed, GoodWheat grain and increased GLA oil sales during the first nine months of 2021.

Operating Expenses

In the third quarter of 2021, total operating expenses were $11.1 million compared to $7.9 million in the third quarter of 2020, and in the nine months ended September 30, 2021, total operating expenses were $26.3 million compared to $21.2 million in the nine months ended September 30, 2020.

Cost of product revenues in the third quarter of 2021 were $670,000 higher than in the third quarter of 2020. Third quarter 2021 included costs associated with the newly acquired portfolio of wellness brands, along with $449,000 of write-downs of hemp seed inventory to fair value and the destruction of hemp crops, while the three months ended September 30, 2020 included $1.5 million in write-downs. Cost of product revenues for the nine months ended September 30, 2021 were $1.5 million higher than in the nine months ended September 30, 2020, primarily driven by sales of the newly acquired product lines, partially offset by lower write-downs during 2021.

Research and development (R&D) expense decreased by $724,000 and $2.7 million for the third quarter and nine months ended September 30, 2021 and 2020, respectively, primarily due to lower employee expenses as we right-sized our research teams, along with the absence of Verdeca related activity in 2021. Partially offsetting the favorability for the quarter and year to date is a $333,000 expense included in 2021 for the release of product from inventory that was not commercialized by Arcadia.

A write-down of fixed assets in the amount of $1.1 million was recognized in the third quarter of 2021 as a result of the assessed impairment of Archipelago fixed assets due to regulatory challenges and unfavorable market conditions for hemp. The write-down totaled $1.3 million third quarter 2021 year to date, while there was no such write-down during 2020.

General and administrative (SG&A) costs for the quarter and nine months ended September 30, 2021 were $2.0 million and $5.1 million higher than in the quarter and nine months ended September 30, 2020, respectively, resulting in part from the acquisitions, including investment banker success fees, legal diligence and transaction fees, as well as additional salaries and benefits with the increased headcount. Marketing, advertising and consulting activities increased in 2021 as well.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the third quarter of 2021 was $2.2 million, or $0.10 per share, a $4.2 million decrease from the $6.4 million, or $0.60 per share, net loss for the third quarter of 2020. The third quarter of 2021 included $1.1 million of other income for the gain on extinguishment of the Paycheck Protection Program loan and $4.8 million of non-cash income recognized as a result of the decrease in the fair value of common stock warrant liabilities. The third quarter of 2020 included $1.1 million of non-cash income for the decrease in the fair value of common stock warrant liabilities.

Net loss attributable to common stockholders for the first nine months of 2021 was $5.4 million, or $0.26 per share, a $8.2 million decrease from the $13.6 million, or $1.42 per share, net loss for the first nine months of 2020. A realized gain on the sale of Bioceres shares in the amount of $10.2 million was recognized in the first nine months of 2021. Non-cash income of $4.6 million was recorded in the first nine months of 2021 for the decrease in the fair value of common stock warrant liabilities, while $6.2 million of non-cash income was recorded during the first nine months of 2020 for the decrease in the fair value of common stock warrant liabilities.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, November 15, to discuss third-quarter financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In: +1-844-243-4690

International Dial-In: +1-225-283-0138

Passcode: 9543419

A live webcast of the conference call will be available on the “Investors” section of the Arcadia website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

With origins as a trailblazing developer of science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, Arcadia Biosciences (Nasdaq: RKDA) is now a producer of innovative, plant-based health and wellness products, which include GoodWheat™, Soul Spring™, ProVault™, Saavy Naturals® and Zola® coconut water. The company’s growing number of innovative offerings are designed to enhance quality and health benefits in an array of consumer product categories. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to projected revenue growth as a result of the asset acquisition. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the price and demand for the company’s products are lower than expected; the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits, and complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, including the sale of products containing CBD, and changes to such laws and regulations; the growth of the global wheat and hemp markets; the successful integration of the acquired brands and assets into Arcadia’s business; the potential impact of COVID-19 on the company’s business; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2020, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update these forward-looking statements.

Press Contacts:

Marie Espinel or Hannah Arnold

The LAKPR Group

mespinel@lakpr.com or harnold@lakpr.com

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$35,526	$14,042
Short-term investments	—	11,625
Accounts receivable	1,453	1,406
Inventories, net — current	5,447	3,812
Prepaid expenses and other current assets	1,408	811
Total current assets	43,834	31,696
Restricted cash	—	2,001
Property and equipment, net	2,634	3,539
Right of use asset	3,486	5,826
Inventories, net — noncurrent	3,539	3,485
Goodwill	1,648	408
Intangible assets, net	3,905	370
Other noncurrent assets	182	23
Total assets	$59,228	$47,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,004	$4,105
Amounts due to related parties	51	80
Debt — current	36	1,141
Unearned revenue — current	—	8
Operating lease liability — current	1,134	717
Other current liabilities	264	263
Total current liabilities	6,489	6,314
Debt — noncurrent	78	2,105
Operating lease liability — noncurrent	2,562	5,389
Common stock warrant liabilities	7,736	2,708
Other noncurrent liabilities	2,140	2,280
Total liabilities	19,005	18,796
Commitments and contingencies (Note 17)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 22,184,235 and 13,450,861 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	63	54
Additional paid-in capital	257,009	239,496
Accumulated other comprehensive income	(24)	-
Accumulated deficit	(217,203)	(211,825)
Total Arcadia Biosciences stockholders’ equity	39,845	27,725
Non-controlling interest	378	827
Total stockholders' equity	40,223	28,552
Total liabilities and stockholders’ equity	$59,228	$47,348

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Product	$2,324	$245	$4,506	$630
License	17	10	17	110
Royalty	35	16	86	58
Contract research and government grants	—	43	—	106
Total revenues	2,376	314	4,609	904
Operating expenses:
Cost of product revenues	2,511	1,841	4,954	3,463
Research and development	1,038	1,762	3,328	5,999
Impairment of intangible assets	120	—	120	—
Change in fair value of contingent consideration	—	—	(140)	—
Write-down of fixed assets	1,108	—	1,319	—
Selling, general and administrative	6,312	4,292	16,750	11,689
Total operating expenses	11,089	7,895	26,331	21,151
Loss from operations	(8,713)	(7,581)	(21,722)	(20,247)
Interest expense	(15)	(23)	(23)	(32)
Other (expense) income, net	(7)	—	10,214	83
Change in fair value of common stock warrant liabilities	4,777	1,130	4,601	6,212
Loss on extinguishment of warrant liability	—	(682)	—	(635)
Gain on extinguishment of PPP loan	1,123	—	1,123	—
Issuance and offering costs	—	—	(769)	—
Net loss before income taxes	(2,835)	(7,156)	(6,576)	(14,619)
Income tax provision	(1)	(9)	(1)	(15)
Net loss	(2,836)	(7,165)	(6,577)	(14,634)
Net loss attributable to non-controlling interest	(661)	(774)	(1,199)	(1,081)
Net loss attributable to common stockholders	$(2,175)	$(6,391)	$(5,378)	$(13,553)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.10)	$(0.60)	$(0.26)	$(1.42)
Weighted-average number of shares used in per share calculations:
Basic and diluted	22,177,423	10,719,618	20,976,105	9,570,259
Other comprehensive loss, net of tax
Unrealized losses on investment securities	—	—	—	(1)
Foreign currency translation adjustment	(12)	—	(24)	—
Other comprehensive loss	(12)	—	(24)	(1)
Comprehensive loss attributable to common stockholders	$(2,187)	$(6,391)	$(5,402)	$(13,554)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,577)	$(14,634)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	(4,601)	(6,212)
Loss (gain) on extinguishment of warrant liability	—	635
Change in fair value of contingent consideration	(140)	—
Issuance and offering costs	769	—
Depreciation	737	395
Amortization of intangible assets	99	—
Lease amortization	914	745
Impairment of intangible assets	120	—
Loss (gain) on disposal of fixed assets	17	(8)
Net amortization of investment premium	—	(44)
Stock-based compensation	1,035	1,844
Realized gain on corporate securities	(10,222)	—
Write-down of fixed assets	1,319	—
Write-down of inventory and prepaid production costs	1,802	3,063
Gain on extinguishment of PPP loan	(1,123)	—
Changes in operating assets and liabilities:	—	—
Accounts receivable	(47)	229
Inventories	(2,651)	(9,609)
Prepaid expenses and other current assets	(452)	(1,157)
Other noncurrent assets	(159)	(15)
Accounts payable and accrued expenses	972	2,026
Amounts due to related parties	(29)	(11)
Unearned revenue	(8)	(42)
Other current liabilities	1	(43)
Operating lease payments	(984)	(629)
Net cash used in operating activities	(19,208)	(23,467)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	2	8
Purchases of property and equipment	(919)	(2,038)
Acquisitions, net of cash acquired	(4,250)	(500)
Purchases of investments	—	(1,292)
Proceeds from sales and maturities of investments	21,845	18,250
Net cash provided by investing activities	16,678	14,428
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	25,147	—
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	(1,912)	—
Proceeds from the exercise of warrants	22	9,372
Proceeds from borrowings	—	3,108
Payment of transaction costs relating to extinguishment of warrant liability	—	(863)
Principal payments on debt	(2,032)	(26)
Proceeds from ESPP purchases	39	51
Capital contributions received from non-controlling interest	750	1,182
Net cash provided by financing activities	22,014	12,824
Effects of foreign currency translation on cash and cash equivalents	(1)	—

Net increase in cash, cash equivalents and restricted cash	19,483	3,785
Cash, cash equivalents and restricted cash — beginning of period	16,043	8,417
Cash, cash equivalents and restricted cash — end of period	$35,526	$12,202
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1	$1
Cash paid for interest	$25	$7
NONCASH INVESTING AND FINANCING ACTIVITIES:
Fixed assets acquired with notes payable	$—	$37
Common stock warrants issued to placement agent and included in offering costs related to May 2020 Warrant Transaction	$—	$215
Common stock warrants issued to placement agent and included in offering costs related to July 2020 Warrant Transaction	$—	$101
Shares of common stock issued at closing of Arcadia Wellness transaction	$2,053	$—
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	$942	$—
Right of use assets obtained in exchange for new operating lease liabilities	$1,662	$4,157
Purchases of fixed assets included in accounts payable and accrued expenses	$—	$—

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